AMENDMENT TO

                              UNIT PURCHASE OPTIONS

         This AMENDMENT TO UNIT PURCHASE OPTIONS (this "Amendment"), dated November 2, 2006, is made by and between Ardent Acquisition Corporation (the "Company") and the holders designated on the signature page hereof ("Holders"), to those certain Unit Purchase Options referred to below.

         WHEREAS, the Company issued those certain Unit Purchase Options, dated February 24, 2005 (the "Unit Purchase Options"), in connection with the Company's initial public offering and the Holders are the owners of the Unit Purchase Options; and

         WHEREAS, the parties hereto have agreed that the Unit Purchase Options be amended as set forth herein to clarify the understanding between the parties with respect to the terms of the Unit Purchase Options effective as of the date of their issuance.

         NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto hereby agree as follows:

         1. The Unit Purchase Options are hereby amended by adding the following new Section 2.4 to such Unit Purchase Options:

         "2.4 NO OBLIGATION TO NET CASH SETTLE. Notwithstanding anything to the contrary contained in this Purchase Option, if the Company is unable to deliver any securities pursuant to the exercise of this Purchase Option as a result of its inability to satisfy its registration requirements set forth in Section 5 hereof, the Company will have no obligation to pay such registered holder any cash or otherwise "net cash settle" the Warrants."

         2. Section 5.3 of the Unit Purchase Options is hereby deleted in its entirety.

         3. Upon the due execution and delivery of this Amendment by the parties hereto, on and after the date hereof each reference in the Unit Purchase Options to this "Purchase Option", "hereunder", "hereof", "herein" or words of like import referring to the Unit Purchase Options shall mean and be a reference to the Unit Purchase Options, as amended hereby. Except as specifically amended above, the Unit Purchase Options shall remain in full force and effect and is hereby ratified and confirmed.

         4. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         IN WITNESS WHEREOF, the parties have executed this AMENDMENT TO UNIT PURCHASE OPTIONS as of the date first set forth above.








                                        ARDENT ACQUISITION CORPORATION



                                 By:    /s/ Barry J. Gordon
                                        ----------------------------------------
                                        Name:  Barry J. Gordon
                                        Title: Chief Executive Officer

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

                                        HOLDERS:


                                        EARLYBIRDCAPITAL, INC.



                                 By:    /s/ Steven Levine
                                        ----------------------------------------
                                        Name:  Steven Levine
                                        Title: Chief Executive Officer

                                        MAXIM GROUP LLC



                                        /s/ Cliff Teller
                                        ----------------------------------------
                                        Name:  Cliff Teller
                                        Title: Managing Director

                                 By:    /s/ David M. Nussbaum
                                        ----------------------------------------
                                        David M. Nussbaum

                                 By:    /s/ Steve Levine
                                        ----------------------------------------
                                        Steve Levine

                                 By:    /s/ Pat Steo
                                        ----------------------------------------
                                        Pat Steo

                                 By:    /s/ Eileen Moore
                                        ----------------------------------------
                                        Eileen Moore

                                       8